Exhibit 99.1

Aeva Selected by Top Global Automotive OEM to Directly Supply LiDAR for its Series Production Program

Aeva 4D LiDAR Replaces Incumbent 3D Time-of-Flight Long-Range LiDAR

Aeva Transitions to Become a Direct Tier 1 Supplier to Automotive OEMs Globally

MOUNTAIN VIEW, Calif., January 3, 2024 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, announced today that one of the top global automotive OEMs has selected Aeva as its Tier 1 LiDAR supplier for its series production vehicle program. To Aeva’s knowledge, the production win represents one of the largest automotive series production awards in its class. The selection positions Aeva to become a trusted direct Tier 1 supplier to automotive OEMs globally.

“This win is a defining moment for Aeva and the larger automated driving industry, as it represents one of the largest production design wins with an OEM transitioning to FMCW technology and is Aeva’s first major production win with a top global automotive OEM,” said Soroush Salehian, Co-Founder and CEO at Aeva. “This is the culmination of multiple years of diligent effort by the Aeva team and extensive collaboration and qualification of our 4D LiDAR in the automotive industry, and we look forward to sharing more about the significance of this program in the coming weeks.”

The multi-year production program is expected to generate revenues starting in first quarter of 2024 with production ramp by mid-decade.

Aeva expects to reveal more details together with the OEM regarding this major win in early 2024.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeries, and Aeva Ultra Resolution are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, but are not limited to the timing of revenue and production ramp with a top global automotive OEM, relationship to the OEM as a Tier 1 supplier and the timing of additional information about the major automotive win. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the ability to manufacture at volumes and costs needed for commercial programs and (vi) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai

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